Registration No.33-




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM T-1


                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  X



                    FIRST AMERICAN BANK & TRUST OF LOUISIANA
              (Exact names of trustees as specified in its charter)

                                   72-0579712
                                (I.R.S. Employer
                               Identification No.)

      1500 North Eighteenth Street
      Monroe, Louisiana                                             71201
(Address of principal executive offices)                         (Zip Code)



                       CENTURY TELEPHONE ENTERPRISES, INC.

            (Exact names of obligors as specified in their charters)


      LOUISIANA                                            72-0651161
(States or other jurisdictions of                         (I.R.S. Employer
incorporation or organization)                         Identification Nos.)

    100 Century Park Drive
    Monroe, Louisiana                                             71203
(Addresses of principal executive offices)                     (Zip Code)


                           ALL SENIOR DEBT SECURITIES
                       (Title of the indenture securities)

Item 1.     General Information
            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                               MEMPHIS, TENNESSEE

                   LOUISIANA OFFICE OF FINANCIAL INSTITUTIONS
                             BATON ROUGE, LOUISIANA

            (b) Whether it is authorized to exercise corporate trust powers.
                                       YES


Item 2.     Affiliations with the obligors.

            If any of the obligors is an affiliate of the trustee, describe each such affiliation.

               NONE OF THE OBLIGORS IS AN AFFILIATE OF THE TRUSTEE


Item 3.     Voting securities of the trustee.

            Furnish the following information as to each class of voting securities of the trustee:

                  Col. A                         Col. B
              Title of Class               Amount outstanding

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 4.     Trusteeships under other indentures.

            If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding furnish the following information:

            (a) Title of the securities outstanding under each such other indenture.

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.

            (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
            Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.


              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 5. Interlocking directorates and similar relationships with the obligors or underwriters.

            If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of any of the obligors or of any underwriter for the obligors, identify each such person having any such connection and state the nature of each such connection.

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 6. Voting securities of the trustee owned by the obligors or their officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by the obligors and each director, partner and executive officer of the obligors.

      Col. A             Col. B            Col. C             Col. D
                                                           Percentage of
                                                         voting securities
                                                          represented by
                                       Amount owned        amount given
   Name of owner     Title of Class    beneficially          in Col. C
   _____________     ______________    _____________     _________________

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 7. Voting securities of the trustee owned by underwriters or their officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligors and each director, partner and executive officer of each such underwriter.


      Col. A             Col. B            Col. C             Col. D
                                                          Percentage of
                                                        voting securities
                                                          represented by
                                      Amount owned         amount given
   Name of owner    Title of Class    beneficially          in Col. C
   _____________    ______________    ____________     _________________

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 8. Securities of the obligors owned or held by the trustee.

            Furnish the following information as to securities of the obligors owned beneficially or held as collateral security for obligations in default by the trustee.

      Col. A          Col. B              Col. C               Col. D
                    Whether the        Amount owned
                    securities     beneficially or held   Percent of class
                    are voting    as collateral security    represented by
                   or nonvoting      for obligations         amount given
  Title of Class    securities         in default             in Col. C
  ______________   ____________   ______________________  _________________

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 9. Securities of underwriters owned or held by the trustee.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligors, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

      Col. A             Col. B            Col. C             Col. D
                                        Amount owned
                                   beneficially or held  Percent of class
                                  as collateral security  represented by
Name of issuer and      Amount      for obligations in     amount given
  title of class     outstanding    default by trustee       in Col. C
__________________  ____________  ______________________  _________________

             NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                           AND RESPONSE TO ITEM 13.


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligors.

            If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of any of the obligors or (2) is an affiliate, other than a subsidiary, or any of the obligors, furnish the following information as to the voting securities of such person:

      Col. A             Col. B            Col. C             Col. D
                                       Amount owned
                                    beneficially or held  Percent of class
                                   as collateral security  represented by
Name of issuer and     Amount       for obligations in     amount given
  title of class     outstanding    default by trustee       in Col. C
__________________   ___________   ______________________ _________________


             NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                           AND RESPONSE TO ITEM 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligors.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee owns 50 percent or more of the voting securities of any of the obligors, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

      Col. A             Col. B            Col. C              Col. D
                                        Amount owned
                                     beneficially or held   Percent of class
                                    as collateral security   represented by
Name of issuer and      Amount        for obligations in     amount given
  title of class      outstanding      default by trustee     in Col C.
__________________    ___________   ______________________  _________________


              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 12.    Indebtedness of the obligors to the trustee.

            Except as noted in the instructions, if any of the obligors is indebted to the trustee, furnish the following information:

            Col. A             Col. B            Col. C

           Nature of           Amount
         Indebtedness       Outstanding          Date Due
         ____________       ____________         _________

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 13.    Defaults by the obligors.

            (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

              THERE IS NOT, NOR HAS THERE BEEN, A DEFAULT WITH RESPECT TO
                       THE SECURITIES UNDER THIS INDENTURE.

            (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

              THERE HAS NOT BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR
                                    SERIES.


Item 14.    Affiliations with the underwriters.

            If any underwriter is an affiliate of the trustee, describe each such affiliation.

              NOT APPLICABLE BY VIRTUE OF FORM T-1 GENERAL INSTRUCTION B
                            AND RESPONSE TO ITEM 13.


Item 15.    Foreign trustee.

            Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 NOT APPLICABLE.


Item 16.    List of exhibits.

            List below all exhibits filed as a part of this statement of eligibility.

            1. A copy of the articles of incorporation of the trustee as now in effect.
            2. A copy of the certificate of authority of the trustee to commence business.
            3. Authorization of the trustee to exercise corporate trust powers contained in Exhibit 2.
            4.    A copy of the existing by-laws of the trustee.
            5.    Not applicable.
            6. The consent of the trustee required by Section 321(b) of the Act.
            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
            8.    Not applicable.
            9.    Not applicable.

                              SIGNATURE


      Pursuant to the requirement of the Trust Indenture Act of 1939 the trustee, First American Bank & Trust of Louisiana, a state banking corporation organized and existing under the laws of the State of Louisiana, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Monroe and State of Louisiana, on the 17th day of March, 1994.


                  FIRST AMERICAN BANK & TRUST OF LOUISIANA


                  By:  /s/ William W. Keith
                       ____________________
                         WILLIAM W. KEITH
                       EXECUTIVE VICE PRESIDENT
                         and TRUST OFFICER

                                INDEX TO EXHIBITS


  Exhibit
   No.                    Exhibit


   1.          A copy of the articles of incorporation
                of the trustee as now in effect................ P

   2.          A copy of the certificate of authority
                of the trustee to commence business............ P

   3.          Authorization of the trustee to exercise
                corporate trust powers  contained in
                Exhibit 2...................................... P

   4.          A copy of the existing by-laws of the
                trustee........................................ P

   5.          Not applicable.................................. P

   6.          The consent of the trustee required by
                Section 321(b) of the Act...................... P

   7.          A copy of the latest report of condition
                of the trustee published pursuant to law
                or the requirements of its supervising
                or examining authority......................... P

   8.          Not applicable.................................. P

   9.          Not applicable.................................. P